INDEMNIFICATION AGREEMENT

         Agreement dated as of July 23, 2002 among Financial Security Assurance Inc., a New York corporation ("FSA"), Morgan Stanley ABS Capital I Inc., a Delaware corporation (the "Depositor") and Morgan Stanley & Co. Incorporated, a Delaware corporation (the "Representative") as representative of itself, Lehman Brothers Inc. and Banc of America Securities LLC (collectively, the "Underwriters").

                               W I T N E S S E T H

         WHEREAS, the Depositor intends to issue approximately $400,000,000 initial principal balance of Mortgage Pass-Through Certificates, Series 2002-HE2 Class A, Class M-1, Class M-2, Class B-1, Class B-2, Class A-IO, Class X, Class P and Class R Certificates (the Series 2002-HE2 Certificates") pursuant to a Pooling and Servicing Agreement dated as of July 1, 2002 among the "Depositor", Ocwen Federal Bank FSB, a federal savings bank, as servicer (the "Servicer"), CDC Mortgage Capital Inc., a New York corporation, as unaffiliated seller (the "Unaffiliated Seller") and Deutsche Bank National Trust Company, a national banking association, as trustee (the "Trustee") (the "Pooling and Servicing Agreement") (the Class A, Class A-IO, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates are collectively referred to herein as the "Offered Certificates");

         WHEREAS, the Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (file number 333-65702) (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act") of Mortgage Pass-Through Certificates of which the Series 2002-HE2 Certificates are a separate series;

         WHEREAS, in connection with the public offering and sale of the Offered Certificates, the Depositor will file a prospectus supplement (the "Prospectus Supplement") dated July 23, 2002 together with a prospectus dated November 8, 2001 (the "Prospectus") with the Commission pursuant to Rule 424(b)(5) under the Act;

         WHEREAS, the Depositor has agreed to sell to Underwriters the Offered Certificates pursuant to an underwriting agreement dated as of July 23, 2002;

         WHEREAS, FSA has agreed to guaranty the Class A Certificates (the "Guaranteed Certificates") pursuant to a Financial Guaranty Insurance Policy (the "Policy") to be issued by FSA to the extent specified in the Policy;

         WHEREAS, FSA has provided certain information to the Depositor for inclusion in the Prospectus Supplement under the caption "The Class A Certificate Insurer" in the Prospectus Supplement (such information, together with the documents incorporated by reference thereunder, the "FSA Information");

         WHEREAS, the Underwriters have provided certain information to the Depositor for inclusion in the Prospectus Supplement in the first sentence of the last paragraph on the cover page, the first sentence of the third paragraph and the fifth paragraph under the caption "Plan of Distribution" in the Prospectus Supplement (such information, the "Underwriter Information").

         NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1.       Indemnification and Contribution.

         (a) FSA agrees to indemnify and hold harmless the Depositor and the Underwriters, each of their respective directors, each officer of the Depositor who signed the Registration Statement and each person, if any, who controls the Depositor or the Underwriters within the meaning of the Act against any and all losses, claims, damages and liabilities, joint or several, to which they or any of them may become subject under the Act, the Securities and Exchange Act of 1934 (the "Exchange Act"), any other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the FSA Information included in the Prospectus Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity in this paragraph (a) with respect to any amendment of or supplement to the Prospectus Supplement affecting the FSA Information shall only apply if such amendment of or supplement to the FSA Information has been approved in writing by FSA. This indemnity agreement will be in addition to any liability which FSA may otherwise have. For the avoidance of doubt, the indemnity of FSA shall apply to the information provided in the Prospectus Supplement under the caption "The Class A Certificate Insurer" including the financial information concerning FSA's financial condition included in the FSA Information and to any financial statements of FSA furnished by it as contemplated by the Prospectus Supplement upon request of any investor or prospective investor but will not include any statements made under the third and fourth paragraphs under the subheading "-Incorporation of Certain Documents by Reference".

         (b) The Depositor agrees to indemnify and hold harmless FSA, each of its directors and officers, and each person, if any, who controls FSA within the meaning of the Act against any and all losses, claims, damages and liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, any other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Prospectus or the Prospectus Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arise out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in the information covered by the indemnity agreement in paragraph (a) above or in paragraph (c) below. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

         (c) The Underwriters agree to indemnify and hold harmless FSA, each of its directors and officers, and each person, if any, who controls FSA within the meaning of the Act against any and all losses, claims, damages and liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, any other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Underwriter Information included in the Prospectus Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity in this paragraph (c) with respect to any amendment of or supplement to the Prospectus Supplement affecting the Underwriter Information shall only apply if such amendment of or supplement to the Underwriter Information has been approved in writing by the Representative. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

         (d) Promptly after receipt by an indemnified party under this Section 1 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 1, notify the indemnifying party in writing of the commencement thereof and that the party intends to seek indemnification, and if indemnification is not available as a remedy, contribution; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 1. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 1 for the fees and expenses of any other legal counsel subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for each indemnified party, approved by FSA in the case of paragraph (a) the Depositor in the case of paragraph (b) or the Representative in the case of paragraph (c) of this Section 1, representing the indemnified parties under, respectively, such paragraph (a), (b) or (c) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice or commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any claim or action unless the indemnifying party shall (i) have consented thereto, or, if the indemnifying party shall not have consented thereto, the indemnifying party shall only be liable to the extent that any such settlement effected without its consent shall not be prejudicial to the indemnifying party, or (ii) be in default of its obligations hereunder.

         (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 1 is due in accordance with its terms but is for any reason held by a court to be unavailable from, respectively, FSA or the Depositor on grounds of policy or otherwise, the Depositor or FSA, as appropriate, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Depositor or FSA, as appropriate, may be subject in such proportion as is appropriate to reflect the relative fault of FSA on the one hand and the Depositor on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities. The relative fault of FSA on the one hand and of the Depositor on the other shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission or to state a material fact relates to information supplied by FSA or by the Depositor, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such information and opportunity to correct or prevent such statement or omission. The Depositor's obligations to contribute pursuant to this Section 1 shall be joint and several.

         (f) FSA and the Depositor agree that it would not be just and equitable if contribution pursuant to this Section 1 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

         (g) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (c) of this
Section 1 is due in accordance with its terms but is for any reason held by a court to be unavailable from, respectively, FSA or the Underwriters on grounds of policy or otherwise, the Underwriters or FSA, as appropriate, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Underwriters or FSA, as appropriate, may be subject in such proportion as is appropriate to reflect the relative fault of FSA on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities. The relative fault of FSA on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by FSA or by the Underwriters, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such information, statement or omission. The Underwriters obligation to contribute pursuant to this Section 1 shall be joint and several.

         (h) FSA and Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 1 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

         (i) Notwithstanding anything in this Section 1 to the contrary, no Underwriter shall be required to contribute an amount greater than the total discount received by it from the Depositor in respect of the Offered Certificates underwritten by such Underwriter.

         (j) No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person which was not guilty of such fraudulent misrepresentation. For purposes of this Section 1, each director and officer of FSA, each person which controls FSA within the meaning of the Act shall have the same rights to contribution as FSA, each person who controls the Depositor within the meaning of the Act, each officer of the Depositor who shall have signed the Registration Statement and each director of the Depositor shall have the same rights to contribution as the Depositor, each director and officer of each Underwriter and each person which controls such Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter as the case may be, subject in each case to the first sentence of this paragraph (f).

         (k) FSA acknowledges that, as among the parties hereto, it is solely responsible for the FSA Information. The Underwriters acknowledge that, as among the parties hereto, they are solely responsible for the Underwriter Information. The Depositor and the Underwriters acknowledge that, as among the parties hereto, FSA is not responsible for any information other than the FSA Information included in the Prospectus Supplement, or an amendment thereof or supplement thereto if such amendment thereof or supplement thereto has been approved in writing by FSA. FSA acknowledges that, as among the parties hereto, the Underwriters are not responsible for any information other than the Underwriter Information included in the Prospectus Supplement, or an amendment thereof or supplement thereto if such amendment thereof or supplement thereto has been approved in writing by the Underwriters.

         2. INDEMNITIES TO SURVIVE. The respective indemnities of the parties hereto set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any other parties hereto or any of the officers, directors or controlling persons referred to in Section 1 hereof, and will survive delivery of and payment for the Offered Certificates and the Policy. The provisions of Section 1 hereof shall survive the termination or cancellation of this Agreement.

         3. NOTICES. All communication hereunder shall be in writing and, if sent to FSA, will be mailed, delivered or telegraphed and confirmed to it at 350 Park Avenue, New York, New York 10022, Attention: Surveillance Department; if sent to the Depositor, will be mailed, delivered or telegraphed and confirmed to it at 1585 Broadway, New York, New York 10036; if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to it at 1585 Broadway, New York, New York 10036, Attention: Securitized Products Group, with a copy to 1221 Avenue of the Americas, New York, New York 10020, Attention: Michelle Wilke or in the case of any party, at such other address as such party may hereafter specify for the purpose by notice given pursuant to this Section 3.

         4. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

         5. COUNTERPARTS. The Agreement may be executed in counterparts. Each counterpart shall be deemed an original instrument, and all counterparts together shall constitute one and the same instrument.

         6. AMENDMENT. No supplement, modification, or amendment shall be valid or binding unless contained in a written instrument executed by all of the parties hereto.

         7. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by any party hereto without the prior written consent of all of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the parties hereto and their respective successors and permitted assigns.

         8. EFFECTIVENESS OF AGREEMENT. This Agreement shall take effect only upon the issuance of the Policy.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first written above.

                                            FINANCIAL SECURITY ASSURANCE INC.


                                            By: ________________________________
                                                Name:
                                                Title:

                                            MORGAN STANLEY & CO. INCORPORATED,
                                            as Representative on
                                            behalf of the Underwriters


                                            By: ________________________________
                                                Name:
                                                Title:

                                            MORGAN STANLEY ABS CAPITAL I INC.,


                                            By: ________________________________
                                                Name:
                                                Title:




                  [SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]